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                                                                    EXHIBIT 23.2

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of Concept Systems Design, Inc. dated September 4, 1997 appearing on page 15 of Mattson Technology, Inc.'s Report on Form 8-K/A dated May 6, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ ARTHUR ANDERSEN LLP

San Jose, California
May 3, 1999